Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

OraSure Technologies, Inc.:

We consent to the use of our report dated January 29, 2004, except as to the second paragraph of Note 15, which is as of February 18, 2004, with respect to the balance sheets of OraSure Technologies, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 19, 2004